Exhibit 99.1

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release

Wednesday, January 27, 2010

Tompkins Financial Corporation reports fourth quarter Net Income growth of 12.9%

ITHACA, NY – Tompkins Financial Corporation (TMP–NYSE Amex)

Tompkins Financial Corporation reported diluted earnings per share of $0.76 (adjusted for 10% stock dividend approved on January 27, 2010; refer to footnote1) for the fourth quarter of 2009, an 11.8% increase over the $0.68 reported for the fourth quarter of 2008. Net income of $8.2 million for the fourth quarter of 2009, represented an increase of 12.9% over the $7.3 million reported for the same period in 2008.

Full year diluted earnings per share1 of $2.96 were at an all time high and represent a 6.5% increase over the $2.78 reported for the twelve months ended December 31, 2008. Full year net income was $31.8 million in 2009 up 6.7%, compared to $29.8 million in 2008.

Selected highlights for the fourth quarter and year-to-date period are included below:

•	Fourth quarter 2009 diluted earnings per share[1] up 11.8%, from same period in 2008

•	Record full year diluted earnings per share[1] of $2.96 in 2009

•	Fourth quarter 2009 represented the 11th consecutive quarter of net interest income growth

•	Full year return on equity of 13.66%, ranked in top 15% of similar sized bank holding in most recent Federal Reserve performance report [2]

•	Book value per share[1] of $22.87, up 11.2% from December 31, 2008

•	Full year dividends per share[1] of $1.24, represented the 21st consecutive year of increased dividends per share[1]

Stephen S. Romaine, President and CEO stated, “We are obviously pleased to report record earnings in a year when the financial services industry has seen significant turmoil and when many in our industry have reported losses. As good as our 2009 results were, comparison of growth in diluted earnings per share between 2009 and 2008 would have been even stronger if certain non-recurring items were excluded from 2009 and 2008 year to date results.” These non-recurring items included: $1.4 million of expense ($0.07 per diluted share) related to the FDIC’s special deposit insurance assessment, which negatively impacted 2009 earnings; and $1.6 million ($0.09 per diluted share) of pre-tax revenue related to the VISA IPO in the first quarter of 2008, which had a favorable impact on 2008 year to date earnings. Please refer to the attached non-GAAP disclosure table for additional details on these items.

Further details on the Company’s performance are discussed below. For the year-to-date period, growth in average assets and average liabilities and growth in certain revenue and expense categories were impacted by the May 2008 acquisition of Sleepy Hollow Bancorp.

Net interest income for the fourth quarter of 2009 was $27.9 million, up 12.5% from the same quarter last year. Net interest income was also up 4.2% over the third quarter of 2009, representing our 11th consecutive quarter of increased net interest income. Net interest income for the year ended December 31, 2009 was $107.0 million, an increase of 18.4% over the prior year. Growth in average earning assets and deposits has contributed to the increase in net interest income in 2009. Total loans were $1.9 billion at December 31, 2009, up 5.4% from December 31, 2008; while total deposits were $2.4 billion at quarter end, up 14.3% from the same period in 2008. The net interest margin for the fourth quarter of 2009 was 3.89%, unchanged from the fourth quarter of 2008, and down slightly from the 3.91% reported for the third quarter of 2009.

The provision for loan and lease losses increased to $2.8 million in the fourth quarter of 2009, compared to $2.1 million in the fourth quarter of 2008. The full year provision for loan and lease losses totaled $9.3 million in 2009, up from $5.4 million in 2008. An increase in net charge-offs, nonperforming loans and general economic conditions all contributed to the increased provision expense this year. Mr. Romaine commented, “Like most banks, we have seen deteriorating trends in asset quality; however, our levels of nonperforming assets and net charge-offs remain well below national averages. It is also encouraging that approximately 57% of our nonperforming loans were less than 30 days past due as of year end 2009. We remain diligent in our monitoring of the credit portfolio, as we recognize that a continuation or worsening of the current economic situation may result in further stress on the portfolio.”

Annualized net charge-offs for the three months ended December 31, 2009, represented 0.25% of average loans compared to 0.17% for the three months ended December 31, 2008. The Company’s net charge-off ratio compares favorably to the most recent Federal Reserve Board peer group2 ratio of 1.46%. Nonperforming assets represented 1.12% of total assets as of December 31, 2009 (up from 0.56% at December 31, 2008), which compares to a Federal Reserve Board peer group1 ratio of 3.30%. The Company’s allowance for loan and lease losses totaled $24.4 million at December 31, 2009, which represented 1.27% of total loans, an increase of 24 basis points from a ratio of 1.03% at year-end 2008.

Noninterest income for the fourth quarter of 2009 was $12.1 million, up 17.5% from the same period in 2008. Year-to-date 2009 noninterest income was $46.2 million, roughly flat in comparison to the same period in 2008. As previously mentioned, year-to-date 2008 noninterest income included nonrecurring income of $1.6 million related to the VISA IPO. Full year and quarterly results for 2009 were favorably impacted by net mark-to-market gains on assets and liabilities carried at fair value. Increased residential mortgage origination volumes in 2009 resulted in higher gains on sale of loans, both in the fourth quarter and full year periods in 2009.

Noninterest expenses for the fourth quarter 2009 were $24.9 million, up 9.7% from the same period last year. For the year to date period, noninterest expenses were $96.6 million, an increase of 11.0% over the same period in 2008. Higher FDIC insurance costs were the most significant contributor to the higher expense levels in 2009. FDIC insurance expense, included in other noninterest expense, totaled $1.6 million in the fourth quarter of 2009 compared to $378,000 in the fourth quarter of 2008. For the year to date period, FDIC expense was $5.0 million in 2009, versus $933,000 in 2008. FDIC insurance expense for the year to date period in 2009 includes a special assessment of $1.4 million in the second quarter. Salary and wages, pensions and employee benefits, and occupancy expenses were directly impacted by the May 2008 Sleepy Hollow acquisition with the addition of five staffed branches.

Mr. Romaine concluded, “The challenges facing our industry in this current economic climate are unprecedented. We recognize that maintaining a strong capital base is more important than ever to allow for future growth and the management of risk. We are pleased that we continue to grow equity through retained earnings, and in 2009, we were able to further supplement capital through a private placement offering of Trust Preferred Securities that added over $20 million in regulatory capital.” Capital levels at December 31, 2009, remain comfortably above the regulatory minimums to be considered “well capitalized”, with a ratio of Tier 1 capital to average assets of 7.4%; and a ratio of total capital to risk-weighted assets of 12.1%. These ratios are improved from 6.7% and 10.6%, respectively, at December 31, 2008.

Tompkins Financial Corporation operates 45 banking offices in the New York State markets served by the Company’s subsidiary banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank. Through its community banking subsidiaries, the Company provides traditional banking services, and offers a full range of money management services through Tompkins Investment Services (a division of Tompkins Trust Company). The Company offers insurance services through its Tompkins Insurance Agencies, Inc. subsidiary, an independent agency serving individuals and business clients throughout New York State. The Company offers fee-based financial planning and wealth management services through its AM&M Financial Services, Inc. subsidiary. AM&M Financial Services, Inc. is also the parent company to Ensemble Financial Services, Inc., an independent broker dealer and leading outsourcing company for financial planners and investment advisors. Each Tompkins subsidiary operates with a community focus, meeting the unique needs of the communities served.

“Safe Harbor” Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

[1]

Share and per share data in this press release have been retroactively adjusted to reflect a 10% stock dividend approved on January 27, 2010 and payable on February 15, 2010, to shareholders of record on February 5, 2010.

[2]	Federal Reserve peer ratio as of September 30, 2009, includes banks and bank holding companies with consolidated assets between $3 billion and $10 billion.

Tompkins Financial Corporation – Condensed Consolidated Statements of Condition (Unaudited)

(In thousands, except share data)	(Unaudited)
	As of 12/31/2009	As of 12/31/2008

ASSETS

Cash and noninterest bearing balances due from banks	$43,686	$48,133
Interest bearing balances due from banks	1,676	4,116
Money market funds	100	100

Cash and Cash Equivalents	45,462	52,349

Trading securities, at fair value	31,718	38,101
Available-for-sale securities, at fair value	948,811	764,093
Held-to-maturity securities, fair value of $46,340 at December 31, 2009 and $55,064 at December 31, 2008	44,825	54,453
Loans and leases, net of unearned income and deferred costs and fees	1,914,818	1,817,531
Less: Allowance for loan and lease losses	24,350	18,672

Net Loans and Leases	1,890,468	1,798,859

Bank premises and equipment, net	46,650	46,613
Corporate owned life insurance	35,953	34,804
Goodwill	41,589	41,479
Other intangible assets, net	4,864	5,299
Accrued interest and other assets	62,920	31,672

Total Assets	$3,153,260	$2,867,722

LIABILITIES

Deposits:
Interest bearing:
Checking, savings and money market	$1,183,145	$980,011
Time	794,738	703,107
Noninterest bearing	461,981	450,889

Total Deposits	2,439,864	2,134,007

Federal funds purchased and securities sold under agreements to repurchase, fair value of $5,500 at December 31, 2009 and $16,170 at December 31, 2008	192,784	196,304
Other borrowings	208,965	274,791
Trust preferred debentures, fair value of $11,335 at December 31, 2009 and $12,179 at December 31, 2008	25,056	3,888
Other liabilities	41,583	39,371

Total Liabilities	2,908,252	2,648,361

Equity

Tompkins Financial Corporation shareholders’ equity:
Common Stock - par value $.10 per share, authorized 25,000,000 shares Issued: 9,772,365 at December 31, 2009; and 9,727,418 at December 31, 2008	977	973
Additional paid-in capital	155,590	152,842
Retained earnings	92,402	73,779
Accumulated other comprehensive loss	(3,087)	(7,602)
Treasury stock, at cost - 81,723 shares at December 31, 2009, and 76,881 at December 31, 2008.	(2,326)	(2,083)

Total Tompkins Financial Corporation Shareholders’ Equity	243,556	217,909
Noncontrolling interest	1,452	1,452

Total Equity	245,008	219,361

Total Liabilities and Equity	$3,153,260	$2,867,722

Tompkins Financial Corporation – Condensed Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)	Three months ended		Twelve months ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008

INTEREST AND DIVIDEND INCOME
Loans	27,359	26,931	107,452	102,840
Due from banks	12	9	27	133
Federal funds sold	4	0	15	115
Money market funds	1	10	36	246
Trading securities	313	406	1,362	1,923
Available-for-sale securities	9,321	8,674	36,089	33,635
Held-to-maturity securities	417	503	1,814	1,891

Total Interest and Dividend Income	37,427	36,533	146,795	140,783

INTEREST EXPENSE
Deposits:
Time certificates of deposits of $100,000 or more	1,286	1,883	5,442	9,039
Other deposits	4,340	5,825	18,769	25,489
Federal funds purchased and securities sold under agreements to repurchase	1,565	1,734	6,254	7,496
Other borrowings	2,339	2,288	9,293	8,369

Total Interest Expense	9,530	11,730	39,758	50,393

Net Interest Income	27,897	24,803	107,037	90,390

Less: Provision for loan/lease losses	2,758	2,105	9,288	5,428

Net Interest Income After Provision for Loan/Lease Losses	25,139	22,698	97,749	84,962

NONINTEREST INCOME
Investment services income	3,502	3,451	13,328	14,179
Insurance commissions and fees	2,870	2,833	12,307	11,607
Service charges on deposit accounts	2,451	2,529	9,312	10,192
Card services income	980	844	3,664	3,338
Other service charges	539	661	1,937	2,657
Mark-to-market (loss) gain on trading securities	(150)	983	204	811
Mark-to-market gain (loss) on liabilities held at fair value	502	(1,839)	1,263	(2,001)
Increase in cash surrender value of corporate owned life insurance	316	361	1,090	1,448
Gains on sale of loans	202	15	1,357	105
Gain on VISA stock redemption	0	0	0	1,639
Other income	712	440	1,549	1,583
Net other-than temporary impairment losses	0	0	(146)	0
Net realized gain on available-for-sale securities	218	53	348	477

Total Noninterest Income	12,142	10,331	46,213	46,035

NONINTEREST EXPENSES
Salary and wages	10,597	10,787	40,459	40,140
Pension and other employee benefits	3,281	2,555	13,367	10,307
Net occupancy expense of bank premises	1,668	1,753	7,135	6,839
Furniture and fixture expense	1,101	1,045	4,462	4,197
Marketing expense	1,004	812	3,778	3,581
Professional fees	906	904	3,307	3,011
Software licensing and maintenance	920	460	2,812	2,503
FDIC insurance	1,648	378	4,976	933
Cardholder expense	410	305	1,532	1,225
Amortization of intangible assets	213	306	915	906
Other operating expense	3,183	3,423	13,874	13,414

Total Noninterest Expenses	24,931	22,728	96,617	87,056

Income Before Income Tax Expense	12,350	10,301	47,345	43,941

Income Tax Expense	4,104	2,994	15,383	13,810

Net Income attributable to Noncontrolling Interests and Tompkins Financial Corporation	8,246	7,307	31,962	30,131

Less: Net income attributable to noncontrolling interests	32	33	131	297

Net Income Attributable to Tompkins Financial Corporation	$8,214	$7,274	$31,831	$29,834

Basic Earnings Per Share[1]	$0.77	$0.68	$2.98	$2.81

Diluted Earnings Per Share[1]	$0.76	$0.68	$2.96	$2.78

During the twelve months ended December 31, 2009, $2.0 million of gross other-than-temporary impairment losses on debt securities available-for-sale were recognized, of which $1.9 million, were recognized in accumulated other comprehensive income, net of tax.

Tompkins Financial Corporation
Average Consolidated Balance Sheet and Net Interest Analysis (Unaudited)

	Quarter Ended Dec-09			YTD Period Ended Dec-09			YTD Period Ended Dec-08

(Dollar amounts in thousands)	Average Balance (QTD)	Interest	Average Yield/ Rate	Average Balance (YTD)	Interest	Average Yield/ Rate	Average Balance (YTD)	Interest	Average Yield/ Rate

ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$38,639	$12	0.12%	$17,017	$27	0.16%	$6,239	$133	2.13%
Money market funds	10,255	1	0.04%	17,130	36	0.21%	9,064	233	2.57%
Securities (1)
U.S. Government Securities	783,422	8,208	4.16%	721,438	31,812	4.41%	615,234	29,130	4.73%
Trading Assets	32,741	313	3.79%	35,067	1,362	3.88%	43,331	1,923	4.44%
State and municipal (2)	107,087	1,603	5.94%	111,253	6,715	6.04%	110,551	6,648	6.01%
Other Securities (2)	39,541	544	5.46%	40,984	1,957	4.78%	40,110	2,251	5.61%

Total securities	962,791	10,668	4.40%	908,742	41,846	4.60%	809,226	39,952	4.94%
Federal Funds Sold	11,210	4	0.14%	8,542	15	0.18%	5,258	115	2.19%
Loans, net of unearned income (3)
Real Estate Loans	1,315,835	19,032	5.74%	1,284,063	75,479	5.88%	1,166,532	71,732	6.15%
Commercial Loans (2)	481,802	6,705	5.52%	466,076	25,461	5.46%	346,453	24,419	7.05%
Consumer Loans	87,414	1,558	7.07%	87,283	6,083	6.97%	85,350	6,118	7.17%
Direct Lease Financing (2)	12,323	183	5.89%	13,031	784	6.02%	14,381	877	6.10%

Total loans, net of unearned income	1,897,374	27,478	5.74%	1,850,453	107,807	5.83%	1,612,716	103,146	6.40%

Total interest-earning assets	2,920,269	38,163	5.18%	2,801,884	149,731	5.34%	2,442,503	143,592	5.88%

Other assets	212,330			207,123			190,517

Total assets	3,132,599			3,009,007			2,633,020

LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings & money market	1,193,092	2,062	0.69%	1,128,648	8,694	0.77%	906,404	12,983	1.43%
Time Dep > $100,000	329,448	1,286	1.55%	303,761	5,442	1.79%	282,547	9,039	3.20%
Time Dep < $100,000	423,607	2,072	1.94%	420,351	9,223	2.19%	384,903	12,273	3.19%
Brokered Time Dep < $100,000	45,372	206	1.81%	43,218	852	1.97%	7,580	233	3.07%

Total interest-bearing deposits	1,991,518	5,626	1.12%	1,895,978	24,211	1.28%	1,581,434	34,528	2.18%

Federal funds purchased & securities sold under agreements to repurchase	198,607	1,565	3.12%	190,975	6,254	3.27%	203,385	7,496	3.69%
Other borrowings	195,477	1,976	4.01%	204,467	8,206	4.01%	192,144	8,216	4.28%
Trust Preferred Debentures	23,395	363	6.15%	17,311	1,087	6.28%	2,552	153	6.00%

Total interest-bearing liabilities	2,408,997	9,530	1.57%	2,308,731	39,758	1.72%	1,979,515	50,393	2.55%

Non-interest bearing deposits	437,224			427,025			407,336
Accrued expenses and other liabilities	41,202			40,242			35,384

Total liabilities	2,887,423			2,775,998			2,422,235

Tompkins Financial Corporation Shareholders’ Equity	243,635			231,498			207,382
Noncontrolling Interest	1,541			1,511			3,403

Total shareholders’ equity	245,176			233,009			210,785

Total liabilities and shareholders’ equity	$3,132,599			$3,009,007			$2,633,020

Interest rate spread			3.61%			3.62%			3.33%

Net interest income/margin on earning assets		28,633	3.89%		109,973	3.92%		93,163	3.81%

Tax Equivalent Adjustment		(736)			(2,936)			(2,773)

Net interest income per consolidated Financial statements		$27,897			$107,037			$90,390

(1)	Average balances and yields on available-for-sale securities are based on historical amortized cost.
(2)

Interest income includes the tax effects of taxable-equivalent adjustments using a combined New York State and Federal effective income tax rate of 40% to increase tax exempt interest income to taxable-equivalent basis.

(3)	Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the consolidated financial statements.

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)	Quarter-Ended					Year-Ended

	Dec-09	Sep-09	Jun-09	Mar-09	Dec-08	Dec-09

Period End Balance Sheet
Securities	$1,025,354	$928,874	$923,758	$989,914	$856,647	$1,025,354
Loans and leases, net of unearned income and deferred costs and fees	1,914,818	1,882,321	1,841,198	1,811,792	1,817,531	1,914,818
Allowance for loan and lease losses	24,350	22,800	21,319	19,980	18,672	24,350
Total assets	3,153,260	3,088,039	2,968,057	2,993,312	2,867,722	3,153,260

Total deposits	2,439,864	2,397,431	2,288,809	2,335,937	2,134,007	2,439,864
Federal funds purchased and securities sold under agreements to repurchase	192,784	192,099	189,993	182,744	196,304	192,784
Other borrowings	208,965	194,795	194,754	206,056	274,791	208,965
Trust Preferred Debentures	25,056	23,018	23,017	4,101	3,888	25,056
Shareholders’ Equity	245,008	241,647	229,308	227,385	219,361	245,008

Average Balance Sheet
Average earning assets	$2,920,269	$2,792,319	$2,778,425	$2,714,669	$2,613,324	$2,801,884
Average assets	3,132,599	2,999,961	2,982,077	2,919,147	2,813,158	3,009,007
Average interest-bearing liabilities	2,408,997	2,289,144	2,295,454	2,235,793	1,691,860	2,308,731
Average equity	245,176	233,535	230,117	222,957	212,608	233,009

Share data
Weighted average shares outstanding (basic) [1]	10,702,447	10,693,698	10,679,709	10,671,693	10,651,495	10,686,989
Weighted average shares outstanding (diluted) [1]	10,752,737	10,763,374	10,763,784	10,756,903	10,758,394	10,759,302
Period-end shares outstanding	9,739,719	9,722,834	9,720,440	9,699,828	9,694,772	9,739,719
Book value per share[1]	$22.87	$22.59	$21.45	$21.31	$20.57	$22.87

Income Statement
Net interest income	$27,897	$26,780	$26,509	$25,851	$24,803	$107,037
Provision for loan/lease losses	2,758	2,127	2,367	2,036	2,105	9,288
Noninterest income	12,142	11,600	11,538	10,933	10,331	46,213
Noninterest expense	24,931	23,723	24,674	23,289	22,728	96,617
Income tax expense	4,104	4,037	3,526	3,716	2,995	15,383
Net income attributable to Tompkins Financial	8,214	8,460	7,447	7,710	7,274	31,831
Noncontrolling interest	32	33	33	33	32	131
Basic earnings per share[1]	$0.77	$0.79	$0.70	$0.72	$0.68	$2.98
Diluted earnings per share[1]	$0.76	$0.79	$0.69	$0.72	$0.68	$2.96

Asset Quality
Net charge-offs	$1,208	$646	$1,028	$728	$739	$3,610
Nonaccrual loans and leases	31,289	25,837	24,662	15,478	15,798	31,289
Loans and leases 90 days past due and accruing	369	579	1,073	677	161	369
Troubled debt restructurings not included above	3,265	0	0	0	69	3,265
Total nonperforming loans and leases	34,923	26,416	25,735	16,155	16,028	34,923
OREO	299	440	68	103	110	299
Nonperforming assets	35,222	26,856	25,803	16,258	16,138	35,222

Credit Quality
Net loan and lease losses/ average loans and leases *	0.25%	0.14%	0.23%	0.16%	0.17%	0.20%
Nonperforming loans and leases/loans and Leases	1.82%	1.40%	1.40%	0.89%	0.88%	1.82%
Nonperforming assets/assets	1.12%	0.87%	0.87%	0.54%	0.56%	1.12%
Allowance/nonperforming loans and leases	69.72%	86.31%	82.84%	123.68%	116.50%	69.72%
Allowance/loans and leases	1.27%	1.21%	1.16%	1.10%	1.03%	1.27%

Capital Adequacy (period-end)
Tier 1 capital / average assets	7.44%	7.47%	7.30%	6.70%	6.70%	7.44%
Total capital / risk-weighted assets	12.14%	11.89%	11.70%	10.80%	10.60%	12.14%

Profitability
Return on average assets *	1.04%	1.12%	1.00%	1.07%	1.03%	1.06%
Return on average equity *	13.29%	14.37%	12.98%	14.02%	13.61%	13.66%
Net interest margin (TE) *	3.89%	3.91%	3.93%	3.97%	3.89%	3.92%

* Quarterly ratios have been annualized

	Quarter-Ended					Year-Ended

Non-GAAP Disclosure	Dec-09	Sep-09	Jun-09	Mar-09	Dec-08	Dec-09

Reported net income	$8,214	$8,460	$7,447	$7,710	$7,274	$31,831
Adjustments:
FDIC special insurance assessment (after-tax)	0	0	822	0	0	822
Subtotal adjustments	0	0	822	0	0	822
Adjusted net income	8,214	8,460	8,269	7,710	7,274	32,653
Weighted average shares outstanding (diluted) [1]	10,752,737	10,760,912	10,763,794	10,756,903	10,758,394	10,759,302
Adjusted diluted earnings per share[1]	$0.76	$0.79	$0.77	$0.72	$0.68	$3.03

	Year-to-date period ended

Non-GAAP Disclosure	Dec-09	Dec-08

Reported net income	$31,831	$29,834
Adjustments:
Proceeds and accrual adjustment from VISA IPO (after-tax)	0	(983)
FDIC special insurance assessment (after-tax)	822	0
Subtotal adjustments	822	(983)
Adjusted net income	32,653	28,851
Weighted average shares outstanding (diluted) [1]	10,759,302	10,718,842
Adjusted diluted earnings per share[1]	$3.03	$2.69

[1] Share and per share data in this press release have been retroactively adjusted to reflect a 10% stock dividend approved on January 27, 2010 and payable on February 15, 2010, to shareholders of record on February 5, 2010.